                                    LOAN AGREEMENT


          THIS LOAN AGREEMENT (the "AGREEMENT"), is entered into as of August 31, 1998, among [i] THERMOVIEW INDUSTRIES, INC., a Delaware corporation ("ThermoView"), [ii] AMERICAN HOME DEVELOPERS CO., INC., a California corporation ("American Home"), [iii] AMERICAN HOME REMODELING, a California corporation ("American Home Remodeling"), [iv] BLIZZARD ENTERPRISES, INC., a Minnesota corporation ("Blizzard Enterprises"), [v] FIVE STAR BUILDERS, INC., a California corporation ("Five Star"), [vi] ICE, INC., a North Dakota business corporation ("Ice"), [vii] KEY HOME CREDIT, INC., a Delaware corporation ("Key Home"), [viii] KEY HOME MORTGAGE, INC., a Delaware corporation ("Key Home Mortgage"), [ix] LEINGANG SIDING AND WINDOW, INC., a North Dakota business corporation ("Leingang Siding"), [x] PRIMAX WINDOW CO., a Kentucky corporation ("Primax"), [xi] ROLOX, INC., a Kansas corporation ("Rolox"), [xii] TD WINDOWS, INC., a Kentucky corporation ("TD Windows"), [xiii] THERMAL LINE WINDOWS, L.L.P., a Minnesota limited liability partnership ("Thermal Line"), [xiv] THERMOVIEW OF MISSOURI, INC., a Missouri corporation ("ThermoView-Missouri"), and [xv] THERMO-TILT WINDOW COMPANY, a Delaware corporation ("Thermo-Tilt"), [(ThermoView, American Home, American Home Remodeling, Blizzard Enterprises, Five Star, Ice, Key Home, Key Home Mortgage, Leingang Siding, Primax, Rolox, TD Windows, Thermal Line, ThermoView-Missouri and Thermo-Tilt individually are referred to in this Agreement as the "ORIGINAL BORROWERS", the "ORIGINAL BORROWERS" together with each other entity acquired or formed by any of the aforementioned Original Borrowers (each an "ACQUIRED ENTITY") and that hereafter joins this Agreement as an obligor pursuant to the provisions hereof are referred to each individually as a "BORROWER" and collectively as the "BORROWERS") and PNC BANK, NATIONAL ASSOCIATION, a national banking association (the "BANK")].

     The Borrower and the Bank, with the intent to be legally bound, agree as follows:

     1. LOAN. The $15,000,000.00 Committed Line of Credit (the "LOAN") made by the Bank for the purpose of [i] allowing the Borrowers to make acquisitions, [ii] providing the Borrowers with working capital and [iii] providing the initial funding of Key Home Credit Inc., a Delaware corporation ("Key Home Credit"), shall be subject to and governed by this Agreement. The Loan is or will be evidenced by that certain Promissory Note (Committed Line of Credit
Note) of the Borrowers (the "NOTE") acceptable to the Bank, which shall set forth the interest rate, repayment and other provisions, the terms of which are incorporated into this Agreement by reference.

          1. LOAN COMMITMENT. The Bank agrees to disburse to the Borrowers from time to time after the date hereof, subject to and in accordance with the terms and conditions of this Agreement, an aggregate principal amount not to exceed at any one time outstanding the lesser of Fifteen Million Dollars ($15,000,000.00) or the amount which is prescribed by the Section of this Agreement entitled "Limitation of Commitment." Within such limits, Borrowers may borrow, repay and reborrow. ANYTHING TO THE CONTRARY CONTAINED IN THIS SECTION OR THIS AGREEMENT OR

THE OTHER LOAN DOCUMENTS TO THE CONTRARY NOTWITHSTANDING, BORROWERS SHALL NOT BE ENTITLED TO OBTAIN AND THE BANK SHALL NOT BE REQUIRED TO MAKE ANY ADVANCE OF THE LOAN AT ANY TIME AT WHICH THERE EXISTS AN EVENT OF DEFAULT UNDER THIS AGREEMENT. FOR PURPOSES OF THIS AGREEMENT THE TERM "ADVANCE" MEANS A DISBURSEMENT OF FUNDS BY THE BANK TO THE BORROWERS PURSUANT TO ANY OF THE LOAN DOCUMENTS.

          2. APPLICATION FOR ADVANCES. Subject to the provisions of the Note, which shall control in the case of any inconsistency with the provisions of this Section, Borrowers apply for each Advance of the Loan in writing, accompanied by a certificate in form and substance acceptable to the Bank confirming (including showing the requisite calculations) that the aggregate principal amount of the Loan will not exceed the Commitment Limit (hereinafter defined) after giving effect to the Advance being requested, and certifying that the representations and warranties of Borrowers contained in this Agreement remain in full force and effect and that no Event of Default, as hereinafter defined (or circumstance that with any applicable required notice and/or period of cure would become an Event of Default), is existing or will exist after giving effect to the Advance being requested. Each Advance shall be in the aggregate amount of not less than Five Hundred Thousand and No/100 Dollars ($500,000.00), or integral multiples thereof, and shall be credited into a demand deposit account maintained by the Borrowers with the Bank. The Bank shall endeavor to effect credit of the proceeds of any Advance requested prior to 11:00 a.m. on the same business day on which application for such Advance is received by the Bank. Proceeds of any Advance for which a request is received by the Bank after 11:00 a.m. may not be credited, at the option of the Bank, until the next business day. The date and amount of each Advance made by the Bank, and the date and amount of each payment or prepayment of principal of the Loan shall be recorded by the Bank, but any failure of the Bank so to record such dates or amounts shall not relieve the Borrowers of their obligations hereunder or under the Note evidencing the Loan. Each Borrower agrees that the Bank's books and records as to the amounts due under the Loan shall be deemed to be presumptively correct except for manifest error.

          3. LIMITATION OF COMMITMENT. Notwithstanding any other provision of this or any other Loan Document, the aggregate unpaid principal amount of Advances of the Loan shall not at any time exceed an amount (the "COMMITMENT LIMIT") equal to the lesser of:

               [1]  $15,000,000.00 (the "DOLLAR LIMITATION"); or

               [2] 3.5 times the collective (a) Modified Borrower EBITDA, as hereinafter defined, for all Borrowers for the immediately preceding four
     (4) fiscal quarters of Borrowers calculated as of the date of the requested Advance using information on the Borrowers as of the most recently ended fiscal quarter of Borrowers for which Financial Statements, as hereinafter defined, have been delivered to the Bank (the "ADVANCE LIMITATION"). Notwithstanding the foregoing Advance Limitation, no Advance will be allowed the result of which will be to cause the outstanding principal balance of the Loan to exceed $6,500,000 unless and until [i] the Bank has received projections and budgets for the finances and operations of Borrowers for fiscal years 1998 and 1999 of Borrowers (including balance sheets, income statements and monthly cash flow projections), in such detail and containing such disclosures of the assumptions underlying that information as

     Bank reasonably requests, reflecting that the financial results of Borrowers during such periods will not result in a breach of any of the covenants contained in this Agreement, [ii] the Bank has conducted the September Field Audit, as hereinafter defined, of the Borrowers, and [iii] the Borrowers have provided the Bank with evidence satisfactory to Bank that the Borrowers have raised not less than $10,000,000.00 in capital from the issuance of the Convertible Preferred Stock, as hereinafter defined.

          4.   TERMINATION OF COMMITMENT.  Lender's obligation to make
Advances under the Loan (the "COMMITMENT") shall continue until the earlier of August 31, 2000, or any later date or dates, if applicable, as to which Borrowers and the Bank (each in their sole and absolute discretion, which may be exercised arbitrarily) may agree in writing (August 31, 2000 or such later date is referred to herein as the "LOAN EXPIRATION DATE"), and the amount of all Advances not earlier repaid, together with interest thereon, shall be due and payable in full as of the Loan Expiration Date.

          5. UNUSED LOAN FEE. Borrowers shall pay to the Bank a fee (the "UNUSED LOAN FEE"), in arrears, on October 1, 1998, and on the first day of each calendar quarter thereafter, and on the Loan Expiration Date (the period from the date of this Agreement until and including October 1, 1998, and each calendar quarter thereafter, and the portion of any calendar quarter, if applicable, that includes the Loan Expiration Date, are referred to as the "UNUSED LOAN FEE CALCULATION PERIOD"). The Unused Loan Fee applicable to any Unused Loan Fee Calculation Period shall be the product derived by multiplying the Unused Loan Fee Rate times the average amount by which the Dollar Limitation during the applicable Unused Loan Fee Calculation Period exceeded the average daily outstanding principal amount of the Loan during that interval, divided by 360, multiplied by the number of days during the applicable Unused Loan Fee Calculation Period. The applicable Unused Loan Fee rate (the "UNUSED LOAN FEE RATE") shall be based upon the collective Funded Debt to Modified Borrower EBITDA of all Borrowers as of the end of the applicable Unused Loan Fee Calculation Period as set forth in LOAN FEE CALCULATION SCHEDULE attached to and made a part of this Agreement.

     2. SECURITY. The security for repayment of the Loan shall include but not be limited to the collateral, and other documents heretofore, contemporaneously or hereafter executed and delivered to the Bank (the "SECURITY DOCUMENTS"), which shall secure repayment of the Loan, the Note and all other loans, Advances, debts, liabilities, obligations, covenants and duties owing by the Borrowers to the Bank of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under any agreement, instrument or document, whether or not for the payment of money, whether arising by reason of an extension of credit, opening of a letter of credit, loan or guarantee or in any other manner, whether arising out of overdrafts on deposit or other accounts or electronic funds transfers (whether through automatic clearing houses or otherwise) or out of the Bank's non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository transfer check or other similar arrangements, whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, and any amendments, extensions, renewals or increases and all costs and expenses of the Bank incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including but not limited to reasonable attorneys' fees and expenses (hereinafter referred to collectively as the "OBLIGATIONS"). Unless expressly provided to the contrary in documentation for any other loan or loans, it is the express intent of the Bank and the Borrowers that all Obligations including those included in the Loan be cross-defaulted, such that a default under any Obligation shall be a default under all Obligations.
 This Agreement, the Note and the Security Documents are collectively referred to as the "LOAN DOCUMENTS".

     3. REPRESENTATIONS AND WARRANTIES. The Borrowers hereby make the following representations and warranties, which shall be continuing in nature and remain in full force and effect until the Obligations are paid in full, and which shall be true and correct except as otherwise set forth in any Schedule attached hereto.

          1. YEAR 2000. Each Borrower has reviewed the areas within their respective businesses and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the risk that certain computer applications used by each of the Borrowers (or any of their respective material suppliers, customers or vendors) may be unable to recognize and perform properly date-sensitive functions involving dates before and after December 31, 1999 (the "YEAR 2000 PROBLEM"). The Year 2000 Problem will not result in any Material Adverse Change. For purposes of the above provision the term "Material Adverse Change" shall mean any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any of the other Loan Documents, (b) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition, results of operations or prospects of any Borrower taken as a whole, (c) impairs materially or could reasonably be expected to impair materially the ability of any Borrower to duly and punctually pay or perform its Obligations, or (d) impairs materially or could reasonably be expected to impair materially the ability of the Bank, to the extent permitted, to enforce its legal remedies pursuant to this Agreement and the Loan Documents.

          2. EXISTENCE, POWER AND AUTHORITY. Each of the Borrowers is duly organized, validly existing and in good standing under the laws of the State of its respective incorporation and each such Borrower has the power and authority to own and operate its respective assets and to conduct its respective business as now or proposed to be carried on, and is duly qualified, licensed and in good standing to do business in all jurisdictions where its respective ownership of property or the nature of its respective business requires such qualification or licensing. Each Borrower is duly authorized to execute and deliver the Loan Documents, all necessary action to authorize the execution and delivery of the Loan Documents has been properly taken, and each Borrower is and will continue to be duly authorized to borrow under this Agreement and to perform all of the other terms and provisions of the Loan Documents.

          3. CAPITAL STRUCTURE. Each Borrower other than ThermoView and Thermal Line is a wholly-owned subsidiary of ThermoView. All of the partnership interest of Thermal Line is owned by, collectively, Blizzard Enterprises and Ice. The number of authorized, issued, and outstanding shares of capital stock of each Borrower other than ThermoView and Thermal Line is as set forth on the CAPITAL STRUCTURE SCHEDULE attached to and made a part of this Agreement.

          4. FINANCIAL STATEMENTS. Each Borrower has delivered or caused to be delivered its most recent balance sheet, income statement and statement of cash flows (the "HISTORICAL FINANCIAL STATEMENTS"). The Historical Financial Statements are true, complete and accurate in all material respects and fairly present the financial condition, assets and liabilities, whether accrued, absolute, contingent or otherwise and the results of such Borrower's operations for the period specified therein. The Historical Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied from period to period subject in the case of interim statements to normal year-end adjustments and to any comments and notes acceptable to the Bank in its sole discretion.

          5. NO MATERIAL ADVERSE CHANGE. Since the date of the most recent Financial Statements, no Borrower has suffered any damage, destruction or loss, and no event or condition has occurred or exists, which has resulted or would result in a material adverse change in its respective business, assets, operations, financial condition or results of operation.

          6. BINDING OBLIGATIONS. Each Borrower has full power and authority to enter into the transactions provided for in this Agreement and has been duly authorized to do so by appropriate action of its respective Board of Directors; and the Loan Documents, when executed and delivered by each such Borrower, will constitute the legal, valid and binding obligations of each such Borrower enforceable in accordance with their terms.

          7. NO DEFAULTS OR VIOLATIONS. There does not exist any Event of Default under this Agreement or any default or violation by any Borrower of or under any of the terms, conditions or obligations of: (i) its respective articles or certificate of incorporation, regulations or bylaws; (ii) any indenture, mortgage, deed of trust, franchise, permit, contract, agreement, or other instrument to which any such Borrower is a party or by which any such Borrower is bound; or (iii) any law, regulation, ruling, order, injunction, decree, condition or other requirement applicable to or imposed upon any such Borrower by any law, the action by any court or any governmental authority or agency; and the consummation of this Agreement and the transactions set forth herein will not result in any such default or violation.

          8. TITLE TO ASSETS. Each Borrower has good and marketable title to the assets reflected on the most recent Historical Financial Statements, free and clear of all liens and encumbrances, except for (i) current taxes and assessments not yet due and payable, (ii) liens and encumbrances, if any, reflected or noted in the Historical Financial Statements, (iii) assets disposed of by each such Borrower in the ordinary course of its respective business since the date of the most recent Historical Financial Statements, and (iv) those liens or encumbrances specified on the ENCUMBRANCES SCHEDULE, which is attached to and made a part of this Agreement.

          9. LITIGATION. Except as set forth in the LITIGATION SCHEDULE which is attached to and made a part of this Agreement, there are no actions, suits, proceedings or governmental investigations pending or, to the knowledge of any Borrower, threatened against any Borrower, none of which could result in a material adverse change in any such Borrower's respective business, assets, operations, financial condition or results of operations and there is no basis known to any Borrower for any action, suit, proceedings or investigation which could result in such a material adverse change. All pending or threatened litigation against any Borrower is listed on the LITIGATION SCHEDULE, which is attached to and made a part of this Agreement.

          10. TAX RETURNS. Each Borrower has filed all returns and reports that are required to be filed by each such Borrower in connection with any federal, state or local tax, duty or charge levied, assessed or imposed upon it or its respective property or withheld by any such Borrower, including unemployment, social security and similar taxes and all of such taxes, have been either paid or adequate reserve or other provision has been made or such taxes are being contested in good faith in which case a brief description of each such contest is set forth in the LITIGATION SCHEDULE.

          11. EMPLOYEE BENEFIT PLANS. Each employee benefit plan as to which any Borrower may have any liability complies in all material respects with applicable provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"), including minimum funding requirements, and (i) no Prohibited Transaction (as defined under ERISA) has occurred with respect to any such plan,
(ii) no Reportable Event (as defined under Section 4043 of ERISA) has occurred with respect to any such plan which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Section 4042 of ERISA, (iii) no Borrower has withdrawn from any such plan or initiated steps to do so, and (iv) no steps have been taken to terminate any such plan.

          12. ENVIRONMENTAL MATTERS. Each Borrower is in compliance, in all material respects, with all Environmental Laws, including, without limitation, all Environmental Laws in jurisdictions in which each such Borrower owns or operates, or has owned or operated, a facility or site, stores Collateral, arranges or has arranged for disposal or treatment of hazardous substances, solid waste or other waste, accepts or has accepted for transport any hazardous substances, solid waste or other wastes or holds or has held any interest in real property or otherwise. Except as otherwise disclosed on the LITIGATION SCHEDULE, no litigation or proceeding arising under, relating to or in connection with any Environmental Law is pending or, to any Borrower's knowledge, threatened against any Borrower, any real property which any Borrower holds or has held an interest or any past or present operation of any of the Borrowers. No release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring, or to any Borrower's knowledge has occurred, on, under or to any real property in which any Borrower holds any interest or performs any of its respective operations, in violation of any Environmental Law. As used in this Section, "LITIGATION OR PROCEEDING" means any demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by a governmental authority or other person, and "ENVIRONMENTAL LAWS" means all provisions of laws, statutes, ordinances, rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by any governmental authority concerning health, safety and protection of, or regulation of the discharge of substances into, the environment.

          13. INTELLECTUAL PROPERTY. Each Borrower owns or is licensed to use all patents, patent rights, trademarks, trade names, service marks, copyrights, intellectual property, technology, know-how and processes necessary for the conduct of its respective business as currently conducted that are material to the condition (financial or otherwise), business or operations of each such Borrower.

          14. REGULATORY MATTERS. No part of the proceeds of the Loan will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors.

          15. SOLVENCY. As of the date hereof and after giving effect to the transactions contemplated by the Loan Documents, (i) the aggregate value of each Borrower's assets will exceed its liabilities (including contingent, subordinated, unmatured and unliquidated liabilities), (ii) each Borrower will have sufficient cash flow to enable it to pay its debts as they mature, and
(iii) each Borrower will not have unreasonably small capital for the business in which it is engaged.

          16. DISCLOSURE. None of the Loan Documents contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary in order to make the statements contained in this Agreement or the Loan Documents not misleading. There is no fact known to any Borrower which materially adversely affects or, so far as any Borrower can now foresee, might materially adversely affect the business, assets, operations, financial condition or results of operation of any Borrower and which has not otherwise been fully set forth in this Agreement or in the Loan Documents.

     4. AFFIRMATIVE COVENANTS. The Borrowers agree that from the date of execution of this Agreement until all Obligations have been fully paid and any commitments of the Bank to the Borrowers have been terminated, the Borrowers will:

          1. BOOKS AND RECORDS. Maintain books and records in accordance with GAAP and give representatives of the Bank access thereto at all reasonable times, including permission to examine, copy and make abstracts from any of such books and records and such other information as the Bank may from time to time reasonably request, and each Borrower will make available to the Bank for examination copies of any reports, statements or returns which any such Borrower may make to or file with any governmental department, bureau or agency, federal or state.

          2. INTERIM FINANCIAL STATEMENTS; CERTIFICATE OF NO DEFAULT. Within forty-five (45) days after the end of each calendar quarter of ThermoView, furnish the Bank with the Financial Statements of ThermoView for such period, in reasonable detail, certified by an authorized officer of ThermoView and prepared in accordance with GAAP applied from period to period. ThermoView shall also deliver a certificate as to its compliance with applicable financial covenants for the period then ended and whether any Event of Default exists, and, if so, the nature thereof and the corrective measures ThermoView proposes to take. "FINANCIAL STATEMENTS" means ThermoView's consolidated and, if required by the Bank in its sole discretion, consolidating, balance sheets, income statements and statements of cash flows for the year, month or quarter together with, in regard to any Borrowers for which comparable data is available, year-to-date figures and comparative figures for the corresponding periods of the prior year.

          3. ANNUAL FINANCIAL STATEMENTS. Within one hundred twenty (120) days after the end of the fiscal year of ThermoView, furnish the Bank with the Financial Statements of ThermoView for such period. Those Financial Statements will be prepared on an audited basis in accordance with GAAP by an independent certified public accountant selected by the Borrowers and satisfactory to the Bank and [ii] shall contain the unqualified opinion of an independent certified public accountant and its examination shall have been made in accordance with GAAP consistently applied from period to period.

          4. PAYMENT OF TAXES AND OTHER CHARGES. Pay and discharge when due all indebtedness and all taxes, assessments, charges, levies and other liabilities imposed upon each of the Borrowers, their income, profits, property or business, except those which currently are being contested in good faith by appropriate proceedings and for which each such applicable Borrower shall have set aside adequate reserves or made other adequate provision with respect thereto acceptable to the Bank in its reasonable discretion.

          5. MAINTENANCE OF EXISTENCE, OPERATION AND ASSETS. Do all things necessary to maintain, renew and keep in full force and effect each Borrower's organizational existence and all rights, permits and franchises necessary to enable each such Borrower to continue its respective business; continue in operation in substantially the same manner as at present; keep its respective properties in good operating condition and repair; and make all necessary and proper repairs, renewals, replacements, additions and improvements thereto. Without limitation of the foregoing, Borrowers will provide Bank, promptly upon request of Bank except in any event immediately upon moving property of any Borrower that is collateral for the Loan to a location that is leased by a Borrower, with a landlord lien waiver in form and substance acceptable to Bank from such landlord.

          6. INSURANCE. Maintain with financially sound and reputable insurers, insurance with respect to its respective property and business against such casualties and contingencies, of such types and in such amounts as is customary for established companies engaged in the same or similar business and similarly situated. In the event of a conflict between the provisions of this Section and the terms of any Security Documents relating to insurance, the provisions in the Security Documents will control.

          7. COMPLIANCE WITH LAWS. Comply in all material respects with all laws applicable to each Borrower and to the operation of its respective business (including any statute, rule or regulation relating to employment practices and pension benefits or to environmental, occupational and health standards and controls).

          8. BANK ACCOUNTS. Establish and maintain at the Bank the primary depository accounts of ThermoView, which shall include one or more "sweep accounts" into which regularly shall be deposited from time to time a substantial portion of the deposits of each other Borrower.

          9. FINANCIAL COVENANTS. Comply with each of the following financial covenants, determined in accordance with GAAP:

               [1] FUNDED DEBT TO MODIFIED BORROWER EBITDA. The ratio, calculated as of the end of each fiscal quarter of Borrowers beginning June 30, 1998 (each a "CALCULATION DATE"), of the consolidated (and combined, if applicable) Funded Debt of Borrowers as of each Calculation Date divided by the consolidated (and combined, if applicable) Modified Borrower EBITDA for Borrowers for the four (4) fiscal quarters of Borrowers immediately preceding the applicable Calculation Date shall not be greater than 3.50 to
     1.00. For purposes of this financial covenant, the following terms shall have the following meanings:

                    [1] "BASE EARNINGS" is defined as the consolidated (and combined, if applicable) sum of all earnings before interest, taxes, depreciation and amortization LESS any extraordinary gain, PLUS expenses, calculated and estimated by Borrowers in a manner and amount acceptable to Bank in each case, incurred by each Borrower, if and to the extent applicable, that reasonably are expected no longer to be incurred because of operating efficiencies realized as a result of and following each such entity having become a Borrower ("NON-RECURRING EXPENSES"), and before giving effect to the Corporate Income and Corporate Overhead, each hereinafter defined.

                    [2] "EBITDA" is defined as the sum of [i] Base Earnings of Borrowers, PLUS [ii] an amount, not to exceed $1,000,000, equal to all non-cash charges to income incurred by Borrowers on or before the date of this Agreement in respect of stock options heretofore issued by Borrowers ("STOCK OPTION CHARGES"), PLUS [iii] the amount of "corporate income" (e.g. interest income and similar revenues generated by investment of cash on hand; referred to in this Agreement as "CORPORATE INCOME"), except that Corporate Income during the four (4) fiscal quarters of Borrowers preceding
          September 30, 1998 and December 31, 1998, respectively, shall be deemed to be $100,000 even if the actual amount of Corporate
          Income during such period is greater or less than $100,000, and LESS [iv] an allocation for corporate overhead incurred by Borrowers ("CORPORATE OVERHEAD") during the period of calculation, except that Corporate Overhead during the four (4) fiscal quarters of Borrowers preceding September 30, 1998 and December 31, 1998, respectively, shall be deemed to be $1,425,000, even if the actual amount of Corporate Overhead during such periods is greater or less than $1,425,000, and Corporate
          Overhead as of each Calculation Date after December 31, 1998, shall be deemed equal to the GREATER of either (a) the actual amount thereof as established by Borrowers in a manner acceptable to the Bank, or (b) $2,000,000.

                    [3] "FUNDED DEBT" is defined as the consolidated (and combined, if applicable) sum of all line borrowings, plus current (i.e. less than or equal to one (1) year) and non-current maturities of long term debt of each of the Borrowers (including but not limited to any "earn-outs", i.e. obligations of any Borrower that are determined based on the future performance of any Acquired Entity) that in each case are not subordinated to all indebtedness of whatsoever nature of Borrower to the Bank pursuant to documentation acceptable in form and substance to the Bank.

                    [4] "MODIFIED BORROWER EBITDA" is defined as the EBITDA of the Borrowers for which the Funded Debt to Modified Borrower EBITDA financial covenant is being calculated, except without giving effect to the EBITDA of any Borrower (each an "UNAUDITED BORROWER") for which the Bank has not received both [a] audited financial statements in form and detail acceptable to the Bank, as well as [b] other due diligence information concerning such Borrower as Bank may request, in form and substance acceptable to the Bank plus
          [i] fifty percent (50%) of the EBITDA of each Unaudited Borrower.

               [2] MODIFIED BORROWER EBIT TO INTEREST AND DIVIDENDS. The ratio as of each Calculation Date of the consolidated (and combined, if applicable) EBIT of Borrowers during the immediately preceding four (4) fiscal quarters of Borrowers divided by the sum of consolidated (and combined, if applicable) interest and dividends for Borrowers during the same period shall be greater than 3.00 to 1.00. For purposes of this financial covenant, the terms "EBIT" and "MODIFIED BORROWER EBIT" have the same meanings and shall be calculated in the same manner as EBITDA and Modified Borrower EBITDA, respectively, except that, for purposes of defining and calculating EBIT and Modified Borrower EBIT, Base Earnings shall mean earnings before interest and taxes, LESS any extraordinary gain.

          10. NET WORTH. Borrowers will maintain at all times a consolidated (and combined, if applicable) minimum Net Worth in an amount equal to ninety percent (90%) of Borrowers' actual book net worth as indicated in Borrowers' consolidated (and combined, if applicable) Financial Statements dated as of June 30, 1998 (the "BASE NET WORTH"), plus, for each fiscal year of Borrowers (or portion thereof, in the case of the fiscal year ending 12/31/98) ending after June 30, 1998, an amount equal to the sum of [i] seventy-five percent (75%) of Borrowers' consolidated (and combined, if applicable) net income for each such fiscal year and [ii] seventy-five percent (75%) of the net proceeds of any equity offering for Borrowers for each such fiscal year. As used in this financial covenant the term "Net Worth" means stockholders' equity in the Borrower.

          11. CONVERTIBLE PREFERRED STOCK. Raise a minimum of $10,000,000 in capital (including the $8,500,000 that is one of the conditions hereinafter described to the Bank making any Advances of the Loan) from the issuance of the Borrowers' convertible preferred stock (the "CONVERTIBLE PREFERRED STOCK") on or before September 30, 1998.

          12. ADDITIONAL REPORTS. Provide prompt written notice to the Bank of the occurrence of any of the following (together with a description of the action which the Borrowers propose to take with respect thereto): [i] any Event of Default or potential Event of Default, [ii] any litigation filed by or against any Borrower, [iii] any Reportable Event or Prohibited Transaction with respect to any Employee Benefit Plan(s) (as defined in ERISA) or [iv] any event which might result in a material adverse change in the business, assets, operations, financial condition or results of operation of any Borrower.

          13. KEY HOME CREDIT FUNDING. Obtain additional funding for Key Home Credit once and to the extent that Key Home Credit's then (and thereafter, from time to time) outstanding loan portfolio exceeds $5,000,000.00. In addition, neither Key Home Credit nor any other Borrower shall either [a] purchase or otherwise acquire for value any account or note receivable or other evidence of indebtedness from any person or entity not a Borrower, or [b] create or permit to exist any loan or note receivable arising in the course of their respective businesses that is not either "A" or "B" paper as defined by the so-called "FICO" scoring system utilized by the Bank and other institutional lenders in asset securitization valuation procedures.

          14. FINANCIAL PROJECTIONS. Provide the Bank with financial projections with respect to the consolidating and consolidated (and combined, if applicable) operations of the Borrowers for the fiscal years of Borrowers ended December 31, 1998 and December 31, 1999 that are acceptable to the Bank in its sole discretion before September 30, 1998.

          15. KEY-MAN LIFE INSURANCE. Provide the Bank with evidence of key-man life insurance insuring the lives of Steven Hoffman and Gene Bowlds who are members of the Borrowers' executive management on or before October 30, 1998.

          16.  FIELD AUDIT.   On or before September 30, 1998, allow
representatives of the Bank to conduct a "field audit", satisfactory to the Bank in its sole discretion, of the operations of the Borrowers (the "SEPTEMBER FIELD AUDIT"). The September Field Audit will primarily be focused on due diligence procedures utilized by the Borrowers when reviewing potential acquisitions, the integration and conversion of acquisitions, and on the Borrowers' accounting and systems areas including the adequacy of Borrowers' procedures and controls. The Bank may require additional field audits no more frequently than once every six (6) months during the term of this Agreement. The Borrowers shall be responsible for all expenses incurred by the Bank in connection with the September Field Audit and all subsequent field audits.

          17. JOINDER OF ACQUIRED ENTITIES. Each Acquired Entity shall join this Loan Agreement and the Security Agreement and the other Loan Documents as a Borrower, pursuant to documentation (including UCC-1 Financing Statements) acceptable to Bank, promptly upon being acquired or formed by any Borrower, and until such joinder has been completed to the satisfaction of Bank, any EBITDA of such Acquired Entity shall not be considered in calculating the Commitment Limit.

     5. NEGATIVE COVENANTS. Each Borrower covenants and agrees that from the date of execution of this Agreement until all Obligations have been fully paid and any commitments of the Bank to the Borrowers have been terminated, no Borrower will, except as set forth in the ENCUMBRANCES SCHEDULE, without the Bank's prior written consent:

          1. INDEBTEDNESS. Incur any indebtedness for borrowed money (including but not limited to capitalized leases) other than: (i) the Loan and any subsequent indebtedness to the Bank; (ii) existing indebtedness disclosed on the Historical Financial Statements referred to in the "Financial Statements" Section of this Agreement; and (ii) indebtedness that is subordinated in form and substance acceptable to the Bank.

          2. LIENS AND ENCUMBRANCES. Except for liens and encumbrances in favor of the Bank and except as provided in the "Title to Assets" Section of this Agreement, create, assume or permit to exist any mortgage, pledge, encumbrance or other security interest or lien upon any assets now owned or hereafter acquired or enter into any arrangement for the acquisition of property subject to any conditional sales agreement.

          3. GUARANTEES. Guarantee, endorse or become contingently liable for the obligations of any person, firm or corporation, except in connection with the endorsement and deposit of checks in the ordinary course of business for collection.

          4. LOANS OR ADVANCES. Purchase or hold beneficially any stock, other securities or evidences of indebtedness of any loans or advances to, or make any investment or acquire any interest whatsoever in, any other person, firm or corporation, except investments disclosed on the Borrowers' Historical Financial Statements or acceptable to the Bank in its sole discretion.

          5. MERGER OR TRANSFER OF ASSETS. Merge or consolidate with or into any person, firm or corporation or lease, sell, transfer or otherwise dispose of all, or substantially all, of its property, assets and business whether now owned or hereafter acquired, except for internal consolidations or reorganizations after which a Borrower or an Acquired Entity is the surviving entity.

          6. CHANGE IN BUSINESS, MANAGEMENT OR OWNERSHIP. Make or permit any material change [i] in the nature of its respective business as carried on as of the date hereof, [ii] in the composition of its respective current executive management, or [iii] in its respective equity ownership.

          7. DIVIDENDS. Except for those dividends payable pursuant to the Convertible Preferred Offering dated as of June 12, 1998, declare or pay any dividends on or make any distribution with respect to any class of its equity or ownership interest, or purchase, redeem, retire or otherwise acquire any of its equity, except for the amount of federal and state income tax of the principals of any Borrower attributable to the earnings of any such Borrower where any such Borrower is an S corporation.

          6. EVENTS OF DEFAULT. The occurrence of any of the following will be deemed to be an "EVENT OF DEFAULT":

               1. COVENANT DEFAULT. Any Borrower shall default in the performance of any of the covenants or agreements contained in this Agreement, including but not limited to those covenants contained in the "Interim Financial Statements; Certificate of No Default" and "Annual Financial Statements" Sections of this Agreement, and such default is not cured to the satisfaction of the Bank on or before twenty-one (21) calendar days after the Bank has given written notice thereof to any such Borrower. Notwithstanding the foregoing, the twenty-one (21) day cure period described above shall not be applicable to those covenants contained in Sections 4(M), 5(A), 5(B), 5(C), 5(D) and 5(E) of this Agreement.

               2. BREACH OF WARRANTY. Any Financial Statement, other financial information or due diligence, representation, warranty or certificate made or furnished by any Borrower to the Bank in connection with this Agreement shall be false, incorrect or incomplete when made.

               3. OTHER DEFAULT. The occurrence of an Event of Default as defined in the Note or any of the Security Documents.

               A0   POST-CLOSING DELIVERIES.  If Borrower shall not, as
applicable, have satisfied those conditions and delivered to Bank those items described in the POST CLOSING DELIVERIES SCHEDULE attached to and made a part of this Agreement on or before the respective dates indicated therein.

Upon the occurrence of an Event of Default, the Bank will have all rights and remedies specified in the Note and the Security Documents and all rights and remedies (which are cumulative and not exclusive) available under applicable law or in equity.

     7. CONDITIONS. The Bank's obligation to make any Advance under the Loan is subject to the conditions set forth below, all of which must be satisfied on or before September 30, 1998 (time being of the essence) or this Agreement shall be voidable at any time thereafter at the option of the Bank:

          1. CONVERTIBLE PREFERRED STOCK. The Borrower shall have demonstrated to the reasonable satisfaction of the Bank that Borrowers have irrevocably raised at least $8,500,000.00 in capital from the issuance of Convertible Preferred Stock.

          2. NO EVENT OF DEFAULT. No Event of Default or event which with the passage of time, provision of notice or both would constitute an Event of Default shall have occurred and be continuing.

          3. AUTHORIZATION DOCUMENTS. The Bank shall have been furnished certified copies of resolutions of the board of directors of any corporation that executes this Agreement, the Note or any of the Security Documents; or other proof of authorization in the case of each Borrower satisfactory to the Bank.

          4. RECEIPT OF LOAN DOCUMENTS. The Bank shall have received the Loan Documents and such other instruments and documents which the Bank may reasonably request in connection with the transactions provided for in this Agreement, which may include an opinion of counsel for any party executing any of the Loan Documents in form and substance satisfactory to the Bank.

          5. LOAN FEE. The Bank shall have received the remainder not already paid, if any, of a fee in the amount of $50,000.00 for providing and committing to the Loan.

          6. INTERIM FINANCIAL STATEMENTS. The Borrowers shall have provided the Bank with interim unaudited Financial Statements on each of the Borrowers for the period ended June 30, 1998.

          B0   ADDITIONAL AUDITED FINANCIAL STATEMENTS.  The Borrowers shall have provided the Bank with the Financial Statements of Thermo-Tilt, Primax, Rolox and American Home as of December 31, 1997, prepared on an audited basis in accordance with GAAP by an independent certified public accountant selected by the Borrowers and satisfactory to the Bank (the "ADDITIONAL AUDITED FINANCIAL STATEMENTS") collectively reflecting combined or consolidated Base Earnings of such Borrowers of at least $1,359,000.00. Such Additional Audited Financial Statements shall contain the unqualified opinion of an independent certified public accountant and its examination shall have been made in accordance with GAAP consistently applied from period to period.

          C0   OTHER FINANCIAL INFORMATION.   Without limitation of Section 7.F
above, Borrowers shall have provided the Bank with [i] the unaudited Financial Statements for each of Five Star, Leingang Siding, TD Windows, Thermal Line, Blizzard Enterprises, Ice, Key Home, Key Home Mortgage and American Home Remodeling collectively reflecting combined Base Earnings for such Borrowers of at least $2,250,000 during the four fiscal quarters immediately preceding June 30, 1998, and [ii] documentation adequately supporting, in the opinion of the Bank, an additional $100,000 during the same period in Corporate Income, and [iii] summaries of all due diligence, in form and substance reasonably acceptable to Bank, on all acquisitions by each Borrower occurring on or before the date of this Agreement.

          7. LIQUIDATION OF CURRENT INDEBTEDNESS. The Borrowers shall have or shall simultaneously with the execution and delivery of this Agreement [i] pay in full any and all indebtedness owed by any Borrower to Bank One, Kentucky, NA, and [ii] pay in full that certain Promissory Note (Interim Term Note) executed and delivered on or about August 13, 1998 in the face principal amount of $4,000,000 from Borrowers to the Bank.

     8. EXPENSES. The Borrowers agree to pay the Bank, upon the closing of this Agreement, and otherwise on demand, all costs and expenses incurred by the Bank in connection with the (i) preparation, negotiation and delivery of this Agreement and the other Loan Documents, and any modifications thereto, and (ii) collecting the loan or instituting, maintaining, preserving, enforcing and foreclosing the security interest in any of the collateral securing the

Loan, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions or proceedings arising out of or relating to this Agreement, including reasonable fees and expenses of counsel (which may include costs of in-house counsel), expenses for auditors, appraisers and environmental consultants, lien searches, recording and filing fees and taxes.

     9. INCREASED COSTS. On written demand, together with the written evidence of the justification therefor, the Borrowers agree to pay the Bank, all direct costs incurred and any losses suffered or payments made by the Bank as a consequence of making the Loan by reason of any change in law or regulation or its interpretation imposing any reserve, deposit, allocation of capital or similar requirement (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) on the Bank, its holding company or any of their respective assets.

     10.  MISCELLANEOUS.

          1.   NOTICES.   Each Borrower acknowledges and agrees that any notice
given in accordance with the provisions of this Section of this Agreement solely to Thermo-View shall constitute notice to each Borrower. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder must be in writing and will be effective upon receipt if delivered personally to such party, or if sent by facsimile transmission with confirmation of delivery, or by nationally recognized overnight courier service, to the address set forth below or to such other address as any party may give to the other in writing for such purpose:

     To the Bank:        PNC Bank, National Association
                         500 West Jefferson Street
                         Louisville, Kentucky  40202
                         Attention: Gregory M. Carroll, Vice President
                         Facsimile No.: (502) 581-3355
                         Telephone No.: (502) 581-4779

     To the Borrower:    ThermoView Industries, Inc.
                         1101-C Herr Lane
                         Louisville, Kentucky  40222
                         Attention: Stephen A. Hoffmann, President
                         Facsimile No.: (502) 412-0301
                         Telephone No.: (502) 412-5600

          2. PRESERVATION OF RIGHTS. No delay or omission on the part of the Bank to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power or any acquiescence therein, nor will the action or inaction of the Bank impair any right or power arising hereunder. The Bank's rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Bank may have under other agreements, at law or in equity.

          3. ILLEGALITY. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

          4. CHANGES IN WRITING. No modification, amendment or waiver of any provision of this Agreement nor consent to any departure by any Borrower therefrom, will in any event be effective unless the same is in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Borrower in any case will entitle any Borrower to any other or further notice or demand in the same, similar or other circumstance.

          5. ENTIRE AGREEMENT. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

          6. COUNTERPARTS. This Agreement may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument.

          7. SUCCESSORS AND ASSIGNS. This Agreement will be binding upon and inure to the benefit of all of the Borrowers and the Bank and their respective heirs, executors, administrators, successors and assigns; PROVIDED, HOWEVER, that no Borrower may assign this Agreement in whole or in part without the prior written consent of the Bank and the Bank at any time may assign this Agreement in whole or in part.

          8. INTERPRETATION. In this Agreement, unless the Bank and the Borrowers otherwise agree in writing, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word "or" shall be deemed to include "and/or", the words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections) or exhibits are to those of this Agreement unless otherwise indicated; and references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. Unless otherwise specified in this Agreement, all accounting terms shall be interpreted and all accounting determinations shall be made in accordance with GAAP. This Agreement is executed by more than one Borrower, and, therefore, the obligations of all such entities are joint and several.

          9. INDEMNITY. Each Borrower agrees to indemnify each of the Bank, its directors, officers and employees and each legal entity, if any, who controls the Bank (the "INDEMNIFIED PARTIES") and to hold each Indemnified Party harmless from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, all fees of counsel with whom any Indemnified Party may consult and all expenses of litigation or preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party in connection with or arising out of the matters referred to in this Agreement or in the other Loan Documents by any person, entity or governmental authority (including any person or entity claiming derivatively on behalf of any Borrower), whether
(a) arising from or incurred in connection with any breach of a representation, warranty or covenant by any Borrower, or (b) arising out of or resulting from any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, or tort, or contract or otherwise, before any court or governmental authority, which arises out of or relates to this Agreement, any other Loan Document, or the use of the proceeds of the Loan; PROVIDED, HOWEVER, that the foregoing indemnity agreement shall not apply to claims, damages, losses, liabilities and expenses solely attributable to an Indemnified Party's gross negligence or willful misconduct. The indemnity agreement contained in this Section shall survive the termination of this Agreement, payment of any Loan and assignment of any rights hereunder. Any Borrower may participate at its expense in the defense of any such action or claim.

          10. ASSIGNMENTS AND PARTICIPATIONS. At any time, without any notice to any Borrower, the Bank may sell, assign, transfer, negotiate, grant participations in, or otherwise dispose of all or any part of the Bank's interest in the Loan. Each Borrower hereby authorizes the Bank to provide, iwthout any notice to any such Borrower, any information concerning the any Borrower, including information pertaining to such Borrower's financial condition, business operations or general creditworthiness, to any person or entity which may succeed to or participate in all or any part of the Bank's interest in the Loan.

          11. GOVERNING LAW AND JURISDICTION. This Agreement has been delivered to and accepted by the Bank and will be deemed to be made in the State where the Bank's office indicated above is located. THIS AGREEMENT WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE THE BANK'S OFFICE INDICATED ABOVE IS LOCATED, EXCLUDING ITS CONFLICT OF LAWS RULES. Each Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court for the county or judicial district where the Bank's office indicated above is located, and consents that all service of process be sent by nationally recognized overnight courier service directed to such Borrower at such Borrower's address set forth herein and service so made will be deemed to be completed on the business day after deposit with such courier; provided that nothing contained in this Agreement will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against any such Borrower individually, against any security or against any property of any such Borrower within any other county, state or other foreign or domestic jurisdiction. The Bank and the Borrowers agree that the venue provided above is the most convenient forum for both the Bank and the Borrowers. Each Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

EACH BORROWER ACKNOWLEDGES THAT SUCH BORROWER HAS READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT AND HAS BEEN ADVISED BY COUNSEL AS NECESSARY OR APPROPRIATE.

          WITNESS the due execution hereof as a document under seal, as of the date first written above.

                              "BORROWERS"

                              THERMOVIEW INDUSTRIES, INC.,
                              a Delaware corporation


                              By:  /s/ Stephen A. Hoffmann
                                   ---------------------------------
                                   Stephen A. Hoffmann, President


                              AMERICAN HOME DEVELOPERS CO., INC., a California corporation


                              By:  /s/ Stephen A. Hoffmann
                                   ---------------------------------
                                   Stephen A. Hoffmann, President


                              AMERICAN HOME REMODELING, a California
                              corporation


                              By:  /s/ Stephen A. Hoffmann
                                   ---------------------------------
                                   Stephen A. Hoffmann, President


                              BLIZZARD ENTERPRISES, INC., a Minnesota
                              corporation


                              By:  /s/ Stephen A. Hoffmann
                                   ---------------------------------
                                   Stephen A. Hoffmann, President

                              FIVE STAR BUILDERS, INC., a California
                              corporation


                              By:  /s/ Stephen A. Hoffmann
                                   ---------------------------------
                                   Stephen A. Hoffmann, President

                              ICE, INC., a North Dakota business corporation


                              By:  /s/ Stephen A. Hoffmann
                                   ---------------------------------
                                   Stephen A. Hoffmann, President


                              KEY HOME CREDIT, INC.,  a
                              Delaware corporation


                              By:  /s/ Nelson E. Clemmens
                                   ---------------------------------
                                   Nelson E. Clemmens, President


                              KEY HOME MORTGAGE, INC., a Delaware
                              corporation


                              By:  /s/ Nelson E. Clemmens
                                   ---------------------------------
                                   Nelson E. Clemmens, President


                              LEINGANG SIDING AND WINDOW, INC.,
                              a North Dakota business corporation


                              By:  /s/ Stephen A. Hoffmann
                                   ---------------------------------
                                   Stephen A. Hoffmann, President


                              PRIMAX WINDOW CO., a Kentucky corporation


                              By:  /s/ Stephen A. Hoffmann
                                   ---------------------------------
                                   Stephen A. Hoffmann, President

                              ROLOX, INC. a Kansas corporation


                              By:  /s/ Stephen A. Hoffmann
                                   ---------------------------------
                                   Stephen A. Hoffmann, President

                              TD WINDOWS, INC. a Kentucky corporation


                              By:  /s/ Stephen A. Hoffmann
                                   ---------------------------------
                                   Stephen A. Hoffmann, President


                              THERMAL LINE WINDOWS, L.L.P. a
                              Minnesota limited liability partnership


                              By:  /s/ Stephen A. Hoffmann
                                   ---------------------------------
                                   Stephen A. Hoffmann, Manager

                              By:  /s/ Charleton C. Hundley
                                   ---------------------------------
                                   Charleton C. Hundley, Manager


                              THERMOVIEW OF MISSOURI, INC., a
                              Missouri corporation


                              By:  /s/ Stephen A. Hoffmann
                                   ---------------------------------
                                   Stephen A. Hoffmann, President

                              THERMO-TILT WINDOW COMPANY, a
                              Delaware corporation


                              By:  /s/ Stephen A. Hoffmann
                                   ---------------------------------
                                   Stephen A. Hoffmann, President



ATTACHMENTS:

--   Loan Fee Calculation Schedule
--   Capital Structure Schedule
--   Encumbrances Schedule
--   Litigation Schedule
--   Post-Closing Deliveries Schedule

                            LOAN FEE CALCULATION SCHEDULE
                                          TO
                                      AGREEMENT

---------------------------------------- --------------------------------------
---------------------------------------- --------------------------------------
FUNDED DEBT TO MODIFIED BORROWER EBITDA      APPLICABLE UNUSED LOAN FEE RATE
---------------------------------------- --------------------------------------
---------------------------------------- --------------------------------------
      Less than 1.25 to 1.0                               .175%
---------------------------------------- --------------------------------------
      Greater than or equal to 1.25                       .175%
      to 1.0 but less than 1.75 to 1.0
---------------------------------------- --------------------------------------
      Greater than or equal to 1.75 to                    .250%
      1.0 but less than 2.25 to 1.0
---------------------------------------- --------------------------------------
      Greater than or equal to 2.25 to                    .300%
      1.0 but less than 2.75 to 1.0
---------------------------------------- --------------------------------------
---------------------------------------- --------------------------------------
      Greater than or equal to 2.75 to                    .350%
      1.0 but less than 3.50 to 1.0
---------------------------------------- --------------------------------------
---------------------------------------- --------------------------------------

                              CAPITAL STRUCTURE SCHEDULE
                                          TO
                                      AGREEMENT


                             ThermoView Industries, Inc.

Company                        Authorized Shares        Issued and Outstanding
-------                        -----------------        ----------------------
ThermoView                                   50,000,000             13,423,746
American Home                                     1,000                    100
American Home Remodeling                          1,000                    100
Five Star                                         1,000                    100
Key Home                                         10,000                  1,000
Leingang Siding                                  25,000                 24,408
Primax                                            1,000                    100
Rolox                                             1,000                    100
TD Windows                                        1,000                    100
Thermal Line                                        N/A                    N/A
Thermo-Tilt                                  20,000,000                   100*
Thermo-View-Missouri                              1,000                    100
Key Home Mortgage                                10,000                  1,000
Blizzard Enterprises                5,000 voting common                    500
                               95,000 non-voting common                  9,500
Ice, Inc.                                         2,500                  1,000

*  5,381,475 shares were canceled for the 100 shares of Thermo-Tilt



                                ENCUMBRANCES SCHEDULE
                                          TO

                                      AGREEMENT
                     (Describe additional Liens and Encumbrances)

-------------------------------------------------------------------------------
SCHEDULE OF PERMITTED ENCUMBRANCES

FILE DATE  FILE NO.      TYPE    ADDITIONAL INFORMATION  COMMENTS
AMERICAN HOME REMODELING

04/19/95   9511460165    UCC-1   Copelco Capital, Inc.   LEASE: ETS 4-station
                                                         telemarketing system

07/31/95   9521460825    UCC-1   Milguard                PMSI: Inventory-aluminum
                                 Manufacturing, Inc.     windows and doors


06/30/97   9718360563    UCC-1   Green Tree Vendor       LEASE: Predictive
                                 Services Corporation    dialing hardware

FIVE STAR BUILDERS, INC.

01/08/96   9600960766    UCC-1   Copelco Capital, Inc.   LEASE: Notice
                                                         marketing hardware

10/18/96   9629660662    UCC-1   Copelco Capital, Inc.   LEASE: Notice
                                                         marketing hardware

03/03/97   9706660394    UCC-1   Sun Data, Inc.          LEASE: Notice
                                                         marketing hardware

04/11/97   97105C0221    Assig   Norwest Equipment       Assignment at
                                 Finance, Inc.           03/03/97 #9706660394

03/13/97   9707760731    UCC-1   Matsushita Electric     Telephone equipment
                                 Corporation of America

08/03/98   9821860024    UCC-1   Matsushita Electric     Telephone Equipment
                                 Corporation

PRIMAX WINDOW CO.

11/25/97   973170560564  TLS     Bank One                1998 Ford Windstar

04/24/98   972810560378  TLS     Bank One                1997 Ford cargo van

09/10/98   49863         TLS     Ford Motor Credit       1990 Ford F-250

AMERICAN HOME REMODELING D/B/A PACIFIC EXTERIORS, INC.

03/21/94   94055064      UCC-1   Eberhard Equipment      Heavy
                                                         equipment-tractor
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
SCHEDULE OF PERMITTED ENCUMBRANCES

FILE DATE  FILE NO.      TYPE    ADDITIONAL INFORMATION  COMMENTS
06/06/94   94112915      UCC-1   Ford Motor Credit       Heavy
                                 Company                 equipment-tractor

10/27/94   9432260059    UCC-1   Ford Motor Credit       Heavy
                                 Company                 equipment-tractor

10/27/94   9432260338    UCC-1   Associates Commercial   Massey Ferguson skip
                                 Corp.                   loader

10/23/95   9529760567    UCC-1   Ford New Holland        Ford heavy
                                 Credit Company          equipment-tractor,
                                                         loader, hydraulic
                                                         scraper

TD WINDOWS (ALLHOM EAGLE WINDOWS & DOORS, INC.)

09/01/98   9807781       TLS     Chelsea Building        Equipment
                                 Products, Inc.

06/17/97   T734237       TLS     Huntington Acceptance   1997 Chevy 1500

THERMAL LINE WINDOWS, L.L.P.

03/14/96   1832278       UCC-1   Norwest Bank North      Equipment
                                 Dakota, NA

01/12/98   98-000741420  UCC-1   Norwest Equipment       LEASE: Complast
                                 Finance                 Manuf. Equipment

THERMO-TILT WINDOW COMPANY

08/05/96   979393        UCC-1   Ford Motor Credit       TLS: 1997 F-150 truck
                                 Company

06/02/97   989114        UCC-1   Ford Motor Credit       TLS: 1997 F-150 truck
                                 Company

09/26/97   993247        UCC-1   National City Bank      TLS: 1992 Ford pickup

09/26/97   993248        UCC-1   National City Bank      TLS: 1990 Chevy van

11/07/97   994777        UCC-1   The Owensboro National  TLS: 1994 Chevy S-10
                                 Bank                    truck

01/09/98   996591        UCC-1   Lincolnland Bank        TLS: 1998 Dodge Ram
                                                         truck
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
SCHEDULE OF PERMITTED ENCUMBRANCES

FILE DATE  FILE NO.      TYPE    ADDITIONAL INFORMATION  COMMENTS

01/09/98   996592        UCC-1   Lincolnland Bank        TLS: 1998 Dodge Ram
                                                         truck

01/09/98   996593        UCC-1   Lincolnland Bank        TLS: 1998 Dodge Ram
                                                         truck

01/27/98   997130        UCC-1   Lincolnland Bank        TLS: 1998 Dodge Ram
                                                         truck

01/27/98   997131        UCC-1   Lincolnland Bank        TLS: 1998 Dodge Ram
                                                         truck

01/27/98   997132        UCC-1   Lincolnland Bank        TLS: 1998 Dodge Ram
                                                         truck

02/23/98   997955        UCC-1   Lincolnland Bank        TLS: 1998 Dodge Ram
                                                         truck

THERMOVIEW INDUSTRIES, INC.

06/21/98   98-06463      UCC-1   LCDA, Inc.              Telephone equipment
-------------------------------------------------------------------------------

LEGEND:
  LOC = Line of Credit
  TLS = Title Lien Statement
  Lease = Equipment Leased - Notice Only
  PMSI = Purchase Money Security Interest

                                 LITIGATION SCHEDULE
                                          TO
                                      AGREEMENT
            (Describe Pending or Threatened Litigation, Proceedings, Etc.)

                           POST-CLOSING DELIVERIES SCHEDULE
                                          TO
                                      AGREEMENT


1. If Borrower shall not have provided Bank on or before October 31, 1998 with evidence satisfactory to Lender that each of the security interests and other matters described below in to this Schedule has been terminated of record.

2. If Borrower shall not have provided Bank on or before October 31, 1998 with landlord lien waivers substantially in the form attached to the Schedule (containing no variations not acceptable to Bank) from each landlord of premises leased to Borrower at which any collateral for the Loan is located.

-------------------------------------------------------------------------------
SCHEDULE OF LIEN TERMINATIONS TO BE PROVIDED POST-CLOSING

FILE DATE  FILE NO.      TYPE     ADDITIONAL INFORMATION COMMENTS
AMERICAN HOME REMODELING

03/10/98   9807061235    UCC-1    CitiBank, FSB          LOC: Account closed;
                                                         UCC3 termination to
                                                         follow

FIVE STAR BUILDERS, INC.

07/02/98   9818760481    UCC-1    Wells Fargo Bank       LOC: Account closed;
                                  Business Lending       UCC3 termination to
                                                         follow

LEINGANG SIDING AND WINDOW, INC.

11/03/78   19447         UCC-1    First Norwestern       LOC: Account closed;
                                  National Bank of Manda UCC3 termination to
                                                         be filed

07/18/83   28499         Cont     Norwest Bank Mandan,   LOC: Account closed;
                                  National Association   UCC3 termination to
                                                         be filed

05/06/96   34244         Amend    Norwest Bank, Mandan,  LOC: Account closed;
                                  NA                     UCC3 termination to
                                                         be filed

01/04/88   37242         Assn     Midwest Federal        LOC: Account closed;
                                  Savings Bank           UCC3 termination to
                                                         be filed
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
SCHEDULE OF LIEN TERMINATIONS TO BE PROVIDED POST-CLOSING

FILE DATE  FILE NO.      TYPE     ADDITIONAL INFORMATION COMMENTS

06/13/88   38202         Cont     Midwest Federal        LOC: Account closed;
                                  Savings Bank           UCC3 termination to
                                                         be filed

07/02/90   40929         Assn     Midwest Federal        LOC: Account closed;
                                  Savings Bank of Minot  UCC3 termination to
                                                         be filed

07/02/90   40930         Assn     Norwest Bank North     LOC: Account closed;
                                  Dakota, NC             UCC3 termination to
                                                         be filed

08/16/93   98-000789968  Cont     Norwest Bank North     LOC: Account closed;
                                  Dakota, NA             UCC3 termination to
                                                         be filed

PRIMAX WINDOW CO.

07/22/96   96-06318      UCC-1    Bank One, KY NA        UCC3 termination to
                                                         be filed

06/11/97   97-04994      UCC-1    Bank One, Kentucky NA  UCC3 termination to
                                                         be filed

TD WINDOWS (ALLHOM EAGLE WINDOWS & DOORS, INC.)

04/30/93   9303709       UCC-1    Liberty National Bank  UCC3 termination to
                                                         follow

10/25/94   9303709A      Amend    Liberty National Bank  UCC3 termination to
                                                         follow

11/21/97   9709753       Cont     Liberty National Bank  UCC3 termination to
                                                         follow

03/17/98   9709753       Amend    Liberty National Bank  UCC3 termination to
                                                         follow

THERMAL LINE WINDOWS, L.L.P.

03/12/96   96-000579239  UCC-1    Norwest Bank North     UCC3 release to be
                                  Dakota, NA             filed

THERMO-TILT WINDOW COMPANY

12/16/94   071455        UCC-1    The Owensboro          Account closed UCC3

                                  National Bank          termination to be
                                                         filed
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
SCHEDULE OF LIEN TERMINATIONS TO BE PROVIDED POST-CLOSING

FILE DATE  FILE NO.      TYPE     ADDITIONAL INFORMATION COMMENTS


10/09/95   969617        UCC-1    PNC                    Account closed UCC3
                                                         termination to be
                                                         filed

03/14/97   076181        UCC-1    National City Bank of  Account closed UCC3
                                  KY                     termination to be
                                                         filed

03/31/97   076279        UCC-1    National City Bank of  UCC3 release to be
                                  KY                     filed
-------------------------------------------------------------------------------

LEGEND:

LOC = Line of Credit
TLS = Title Lien Statement
Lease = Equipment Leased - Notice Only
PMSI = Purchase Money Security Interest

                                  LANDLORD'S WAIVER


                                        Date:  August _____, 1998

PREMISES: ________________________________
          ________________________________

TENANT:   ________________________________


     The Undersigned is/are the owner(s) and/or landlord(s) of the above premises (the "PREMISES") which are rented to the above-named tenant (the "TENANT"). The Tenant has granted or is granting a continuing lien and security interest to PNC Bank, National Association, a national banking association (the "BANK"), whose address is 500 West Jefferson Street, Louisville, Kentucky
40202, in the following collateral (the "COLLATERAL"):

     ALL OF THE TENANT'S NOW EXISTING AND HEREAFTER ACQUIRED OR ARISING PROPERTY, INCLUDING WITHOUT LIMITATION ACCOUNTS, CHATTEL PAPER, DOCUMENTS, INSTRUMENTS, GENERAL INTANGIBLES, GOODS, INVENTORY, EQUIPMENT, FURNITURE AND FIXTURES, AND ALL CASH AND NON-CASH PROCEEDS AND PRODUCTS (INCLUDING WITHOUT LIMITATION INSURANCE PROCEEDS) OF THE FOREGOING, AND ALL ADDITIONS AND ACCESSIONS THERETO, SUBSTITUTIONS THEREFOR AND REPLACEMENTS THEREOF.

     NOW, THEREFORE, the Undersigned, intending to be legally bound hereby, and for other good, valuable and sufficient consideration, receipt whereof is hereby acknowledged, hereby agrees as follows:

     1. Any and all liens, claims, demands, or rights, including but not limited to the right to levy or distrain for unpaid rent, which the Undersigned now has or hereafter acquires on or in any of the Collateral shall be subordinate and inferior to the lien and security interest of the Bank, and as to the Bank, the Undersigned hereby specifically waives and relinquishes all rights of levy, distraint or execution with respect to such property.

     2. Any Collateral of the Tenant shall, at all times, be considered to be personal property and shall not become a part of the Premises, so long as any monies are owing to the Bank by the Tenant.

     3. The Bank may at any time enter upon the Premises and remove the Collateral. The Bank may also take possession of the Collateral on the Premises, and may remain on the Premises for a period of time not to exceed sixty (60) days, without charge, in order to dismantle, prepare for disposition or removal, dispose of or otherwise deal with the Collateral. If the Bank stays on the Premises for longer than sixty (60) days, the Bank shall pay to the Undersigned a use and occupancy fee equal to the rent which the Tenant would have paid to the Undersigned during such additional period, pro rated for each day the Bank remains on the Premises.

     4. The Undersigned will notify any purchaser of the Premises and any subsequent landlord or other encumbrance holder of the existence of this waiver, which shall be binding upon the heirs, executors, administrators, successors, transferees or assignees of the Undersigned and shall inure to the benefit of the successors and assigns of the Bank.

     5. The Undersigned will give the Bank ten (10) days prior written notice of the termination or modification of the Tenant's Lease or the termination of the Tenant's right to possess the Premises.

     6. THIS DOCUMENT WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE TENANT, THE BANK AND THE UNDERSIGNED DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE THE BANK'S OFFICE INDICATED ABOVE IS LOCATED, EXCLUDING ITS CONFLICT OF LAWS RULES.

          WITNESS the due execution hereof as a document under seal, as of the date first written above.
                                   LANDLORD

                                   ______________________________, a
                                   ______________________________


                                   By:_________________________________


                                   Name:______________________________


                                   Title:_______________________________


                                   LANDLORD'S ADDRESS:

                                   -----------------------------------

                                   -----------------------------------

                                   -----------------------------------

STATE OF ____________________           )
                                        ) SS
COUNTY OF ____________________          )

     The foregoing instrument was acknowledged before me this _____ day of August, 1998, by ____________________, as ____________________ of
____________________, a ____________________, on behalf of the
___________________

     My commission expires: ______________________



                                   ------------------------------
                                   NOTARY PUBLIC